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                                 EXHIBIT 23(C)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
Independent Bancorp, Inc.

    We hereby consent to the inclusion in the Registration Statement on Form S-4 of Century South Banks, Inc. of our report dated January 22, 1999, on the consolidated statements of financial condition of Independent Bancorp, Inc. and subsidiary as of December 31, 1998 and 1997, and the related statement of income, shareholders' equity, cash flows and comprehensive income for the years then ended. We also consent to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus.


                                  /s/ SCHAUER, TAYLOR, COX & VISE, PC
                                  -----------------------------------

                                  SCHAUER, TAYLOR, COX & VISE, PC


Birmingham, Alabama
February 16, 1999